UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2007

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3295	25-1190717

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Lexington Avenue, New York, NY	10174-0002

(Address of principal executive offices)	(Zip Code)

(212) 878-1800

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On October 25, 2007 Minerals Technologies Inc. (the "Company") issued a press release regarding its financial performance for the third quarter of 2007 and the declaration of a regular quarterly dividend of $ 0.05 per share on its common stock. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 2.02 and incorporated by reference herein from Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities

On October 25, 2007, Minerals Technologies Inc. announced that it is realigning its organization and expects to incur certain restructuring and impairment costs in connection therewith. A description of the planned realignment and accompanying restructuring and impairment costs is set forth in the press release and accompanying financial tables and notes attached hereto as Exhibit 99.1, and such description is incorporated by reference herein.

Item 2.06	Material Impairments
The information contained in Item 2.05 of this Current Report on Form 8-K is incorporated by reference herein.
Item 5.02	Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 6, 2007 Minerals Technologies Inc. filed a current report on Form 8-K disclosing that the Compensation Committee (the "Committee") of the Board of Directors approved targets and granted awards under the 2007-2009 long-term incentive program. Three types of awards are utilized as part of this program: stock options, deferred restricted stock units and performance units.

On October 24, 2007 the Committee approved revised performance targets for the performance units: while previously the value of a performance unit was dependent on the Company's return on capital and total shareholder value, it is now dependent on return on capital and earnings per share. In addition, the Committee raised the maximum performance thresholds necessary for a performance unit to be worth $300. Previously, a performance unit was worth $300 if performance was greater than or equal to 125% of target. Now, a performance unit is worth $300 if performance is greater than or equal to 170% of target for the earnings per share target and 200% of target for the return on capital target.

In addition, the Committee also imposed a cap on the maximum payout of a performance unit based on the Company's total shareholder return ("TSR") in relation to the average TSR of the Company's peer group. If the Company's TSR is lower than that of its peer group, the maximum payout of a performance unit will be $100. In this event, any amount earned over $100 for a performance unit will not be paid out at the end of the performance period, but may be paid out the following year if the Company's TSR equals or exceeds the average TSR of its peer group.

As previously disclosed, performance units vest at the end of a three-year performance period. If performance does not meet minimum threshold levels (75% of target), the unit will be worth $0. At target performance, a unit is worth $100 and may be worth up to $300 at maximum performance levels. The performance unit value is paid out in cash at the end of the performance period.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
	Exhibit No. 99.1	Description Press Release dated October 25, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Kirk G. Forrest

Name: Kirk G. Forrest
Title: Secretary
Date: October 25, 2007